SECOND AMENDMENT AGREEMENT


                                    among


                            VICON INDUSTRIES, INC.


                                     and


IBJ SCHRODER BANK & TRUST COMPANY




       Amending the Credit Agreement among
            VICON INDUSTRIES, INC
and IBJ SCHRODER BANK & TRUST COMPANY, dated as of December 27, 1995, as amended by the First Amendment Agreement, dated as of August 19, 1996




            Dated as of February 5, 1997


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        THIS SECOND AMENDMENT AGREEMENT dated as of February 5,1997 (this
"Amendment")  among  VICON  INDUSTRIES,   INC.,  a  New  York  corporation  (the
"Borrower") and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Bank"),


                             W I T N E S S E T H:

       WHEREAS, the Borrower and the Bank have entered into a Credit Agreement dated as of December 27, 1995, as amended by that First Amendment Agreement, dated as of August 19, 1996 (collectively, the "Agreement"; the terms defined in the Agreement are used in this Amendment as in the Agreement unless otherwise defined in this Amendment); and

       WHEREAS, the Borrower desires, and the Bank is willing on the terms and conditions set forth below, to modify certain terms of the Agreement in order to, among other things, increase the Commitment;

       NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank have agreed to amend the Agreement as hereinafter set forth:

     SECTION 1. Amendment to Agreement. The Agreement is, subject to the satisfaction of the conditi9ns to effectiveness set forth in Section 2 hereof, hereby amended as follows:

       (a) The definitions of "Applicable Margin," "Commitment" and "Formula Amount" 1.01 (Defined Terms) of the Agreement are amended to read in their entirety as follows:

              "'Applicable Margin' shall mean, with respect to any Loan, one percent (1.0%) per annum."

              "'Commitment' shall mean the Bank's commitment to make Loans prior to the Commitment Expiration Date up to the maximum aggregate principal amount equal to (i) prior to the Second Amendment Effective Date, $5,500,000 and (ii) on and after the Second Amendment Effective Date, $6,500,000 at any time outstanding, as referred to in Section 2.01(a)."

              "'Commitment Expiration Date" shall mean (i) prior to the Second Amendment Effective Date, December 31, 1997 and (ii) on and after the Second Amendment Effective Date, January 31, 1999."

              "'Formula Amount' shall mean, as at any date at which the same is to be determined, an amount equal to the sum of (a) 80 per cent of the amount of Eligible Accounts Receivable as at such date, plus
              (b) (i) prior to the Second Amendment Effective Date, 25 per cent and (ii) on and after the Second


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Amendment  Effective  Date,  30 per  cent of the  value  of  Eligible  Inventory consisting of finished goods of the Borrower, provided, however, that the amount calculated pursuant to (b) shall not exceed $3,000,000; and minus such reserve as deemed necessary or appropriate by the Bank to reflect any contingencies, or the consequences of any breach or contravention of laws, including without limitation, Environmental Laws and laws related to OSHA, by the Borrower. The Bank may, in its sole discretion, at any time or times upon three Business Days' prior notice to the Borrower, increase or decrease the ratio of its advances against Eligible Accounts Receivable or Eligible Inventory, or both, and, in the event that any such ratio shall be decreased for any reason, such decrease shall become effective immediately for purposes of calculating the maximum amount of new Loans hereunder and the maximum amount of Loans which may be outstanding hereunder. The Borrower acknowledges that such changes in the ratio of advances against Eligible Accounts Receivable and Eligible Inventory may require the immediate prepayment of Loans by the Borrower."

              "Interest Coverage Ratio" shall mean, for any period for which the same is to be determined, the ratio of (a) earnings from continuing operations of the Borrower before interest, taxes, depreciation and amortization (excluding amortization of gain on sale and leaseback transactions) for such period, provided. however that the calculation of such earnings for the Period 1/1/97 - 3/31/97 shall exclude the amount of losses incurred with respect to moving expenses related to the Borrower's new corporate offices not to exceed [$175,000] (which represents losses) in the aggregate, to (b) the interest expense of the Borrower for such period net of all intercompany interest, determined in accordance with GAAP.

       (b) Section 1.01 (Defined Terms) of the Agreement is hereby amended by adding the following definitions in the proper alphabetical order:

              "'Second Amendment' shall mean the Second Amendment Agreement dated as of February 5, 1997 between the Borrower and the Bank."

              "'Second Amendment Effective Date' shall mean the date on which the conditions in Section 2 of the Second Amendment are satisfied or waived by the Bank."

       (c) Subsection (b) of Section 2.07 (Optional Prepayments of the Loans) is hereby amended to read in its entirety as follows:

              "(b) The Borrower may, upon at least ten Business Days' prior written notice to the Bank, elect to terminate or permanently reduce the Commitment not more than once during any Fiscal Quarter in an amount not less than $250,000 with such additional increments in integral multiples of $100,000; provided. however that (i) any reduction of the Commitment shall be accompanied by prepayment of Loans, together with accrued interest on the amount prepaid to the date of such prepayment, to the extent (if any) that the aggregate principal amount of the Loans then outstanding exceeds the amount of the Commitment as then reduced, (ii) any such termination of the Commitment shall be accompanied by prepayment in lull of all Loans then outstanding; together with accrued interest thereon to the date of such prepayment and any unpaid commitment fee then accrued under Section 2.11(b) hereof, and by payment of a fee ("Commitment Reduction Fee") equal to two per cent of the amount so reduced or terminated in the first twelve months following the date of execution and delivery of this Agreement, and equal to one-half of one percent of the amount so reduced or terminated for the period beginning December 27, 1996 through the Commitment Expiration Date."

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       (d)   Subsection (c) of Section 7.01 (Indebtedness) of the Agreement is
             hereby amended to read in its entirety as follows:

              "(c) Indebtedness of the Borrower which is unsecured (or secured by the Liens referred to in Section 7.02(c) and (d)) and incurred in the normal course of business in connection with installment purchases or Capitalized Leases of equipment or fixed assets, in an aggregate amount not exceeding $400,000 at any one time outstanding.

       (e) Schedule 7.08 (Issuances and Dispositions of Securities) is hereby amended by adding the information contained on Exhibit A hereto to the end thereof.


       (f) Subsection (A) of Section 9.03 (Net Income) of the Agreement is hereby amended by adding the following proviso to the end thereof:

              ",provided. however that the calculation of Net Income for the Period 1/1/97-3/31/97 shall exclude the amount of losses incurred with respect to moving expenses related to the Borrower's new corporate offices not to exceed [$175,000] (which represents losses) in the aggregate."

       (g) Section 9.05 (Maximum Capital Expenditures) of the Agreement is hereby amended in its entirety to read as follows"

              "During each Fiscal Year including, without limitation, Fiscal Year 1998, Capital Expenditures shall not exceed $500,000 per Fiscal Year, provided, however, that during Fiscal Year 1997, Capital Expenditures shall not exceed $1,000,000."

       SECTION 2. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction or waiver of all of the following conditions precedent:

       (a) The Borrower and the Bank shall have duly executed and delivered this Amendment (whether the same or different copies) and the Bank shall have received a copy of this Amendment signed by the Borrower;

     (b) The Borrower and the Subordinated Lenders shall have duly executed and delivered the First Amendment No. 1 and Consent to Subordination Agreement ("Subordination Agreement Amendment"), dated as of the date hereof (whether the same or different copies), substantially in the form attached hereto as Exhibit B and the Bank shall have received a copy or copies of such Subordination Agreement Amendment signed by the Borrower and the Subordinated Lenders;

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       (c) The  Borrower  shall  have duly  executed  and  delivered  the Second
Amended and Restated Revolving Credit Note, dated as of the date hereof, substantially in the form attached hereto as Exhibit C;

     (d) The Bank shall have received the fees and expense reimbursements referred to in Section 5 hereof; and

       (e) The Bank shall have received such other documents, opinions, approvals or appraisals as the Bank may reasonably request.

       SECTION 3. Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants to the Bank that (i) it has the lull power, capacity, right and legal authority to execute, deliver and perform its obligations under this Amendment and the other Related Documents to which it is a party, and the Borrower has taken all appropriate action necessary to authorize the execution and delivery of; and the performance of its obligations under this Amendment and the other Related Documents to which it is a party, (ii) this Amendment, the Agreement (as amended by this Amendment) and the other Related Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally, (iii) the representations and warranties contained in the Agreement and in each of the other Related Documents to which it is a party are true and correct on and as of the date hereof as though made on and as of such date, except for changes which have occurred and which were not prohibited by the terms of the Agreement, (iv) no Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by the Borrower of this Amendment, the Agreement (as amended by this Amendment) or any of the other Related Documents to which it is a party, and (v) the Borrower is not in default in the payment or performance of any of its obligations under any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which it is a party or which purports to be binding upon it or any of its properties or assets, which default would have a material adverse effect on the management, business, operations, properties, assets or condition (financial or otherwise) of the Borrower, (vi) the Borrower is in compliance with all applicable statutes, laws, rules, regulations, orders and judgments, the contravention or violation of which would have a material adverse effect on the management, business, operations, properties, assets or condition (financial or otherwise) of the Borrower, (vii) no material adverse change in the business or assets, or in the condition (financial or otherwise) of the Borrower, and (viii) no litigation or administrative proceeding of or before any court or governmental body or agency is now pending, nor, to the best knowledge of the Borrower upon reasonable inquiry, is any such litigation or proceeding now threatened against the Borrower or any of its properties, nor, to the best knowledge of the Borrower upon reasonable inquiry, is there a valid basis for the initiation of any such litigation or proceeding, which if adversely determined (after giving effect to all applicable insurance coverage then in existence) would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Borrower;

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       SECTION 4. Reference to and Effect on the  Documents.  (A) Each reference in the Agreement to "this Agreement", '1hereunder", "hereof', "herein" or words of like import, and each reference to the Agreement in the Related Documents other than the Agreement, shall mean and be a reference to the Agreement as amended hereby.

       (B) Except as specifically amended hereby, the Agreement and all other Related Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in lull force and effect and are hereby ratified, confirmed and acknowledged by the Borrower. The amendments set forth above are limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Agreement or any document delivered pursuant thereto or (ii) prejudice any right or rights which the Bank may now or in the future have in connection with the Agreement or the other Related Documents.

       (C) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under any of the Related Documents, nor constitute a waiver or modification of any provision of any of the Related Documents, nor a waiver of any now existing or hereafter arising Defaults of Events of Default.

     SECTION 5. Fees and Expenses. (A) The Borrower hereby agrees to pay, or cause to be paid to, the Bank a non-refundable amendment fee of$l0,000.

       (13) The Borrower hereby agrees to pay the Bank on demand for all costs, expenses, charges and taxes (other than any income taxes relating to income of the Bank), including, without limitation, all reasonable fees and disbursements of counsel, incurred by the Bank in connection with the preparation, negotiation, administration and enforcement of this Amendment and the other Related Documents to be delivered hereunder.

       SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without regard for its conflict of laws principles.

     SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     SECTION 8. Successors. This Amendment shall be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     SECTION. 9. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.


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        IN WITNESS  WHEREOF,  the  undersigned  have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                VICON INDUSTRIES, INC.








                                IBJ SCHRODER BANK & TRUST COMPANY


                                 By:
                                 Name:
                                 Title:





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